Exhibit 99.1

News Release	Williams Partners L.P. (NYSE: WPZ) One Williams Center Tulsa, OK 74172 800-600-3782 www.williamslp.com

DATE: Feb. 20, 2013

MEDIA CONTACT:	INVESTOR CONTACTS:
Jeff Pounds (918) 573-3332	John Porter (918) 573-0797	Sharna Reingold (918) 573-2078

Williams Partners Reports Year-End 2012 Financial Results

•	2012 Net Income is $1.23 Billion, $1.89 per Common Unit

•	Significantly Lower NGL Margins – Down 46% in 4Q – Drive Lower 2012 Net Income, DCF

•	Midstream Fee-based Business Continues Strong Growth; Up 18% in 4Q vs. Prior Year, Up 17% for Full Year

•	Reaffirming Strong Annual Cash Distribution Growth Guidance of 9% for 2013, 2014

•	Lowering 2013-14 Earnings Guidance; Expect Fee-Based Business Growth, Ethane-Consuming Gulf Olefins Business Will Partially Offset Effect of Sharply Lower Ethane, Propane Prices

•	Robust Demand for Infrastructure, Related Projects, Investments Drive Strong Growth

Summary Financial Information	Full Year		4Q
Amounts in millions, except per-unit and coverage ratio amounts.	2012	2011	2012	2011
(Unaudited)

Net income	$1,232	$1,511	$291	$412

Net income per common L.P. unit	$1.89	$3.69	$0.42	$1.05

Distributable cash flow (DCF) (1)	$1,681	$1,786	$425	$466
Less: Pre-partnership DCF (2)	(192)	(136)	(20)	(22)

DCF attributable to partnership operations	$1,489	$1,650	$405	$444

Cash distribution coverage ratio (1)	0.95x	1.41x	0.92x	1.43x

(1)	Distributable Cash Flow and Cash Distribution Coverage Ratio are non-GAAP measures. Reconciliations to the most relevant measures included in GAAP are attached to this news release.
(2)	This amount represents DCF from the Gulf Olefins assets from January 2011 through its acquisition date in November 2012, since these periods were prior to the receipt of cash flows from the assets.

TULSA, Okla. – Williams Partners L.P. (NYSE: WPZ) today announced unaudited 2012 net income of $1.23 billion, or

Williams Partners L.P. (NYSE:WPZ) • Year-End 2012 Financial Results • Feb. 20, 2013	Page 1 of 10

$1.89 per common limited-partner unit, compared with 2011 net income of $1.51 billion, or $3.69 per common limited-partner unit.

For fourth-quarter 2012, Williams Partners reported net income of $291 million, or $0.42 per common limited-partner unit, compared with $412 million, or $1.05 per common limited-partner unit, for fourth-quarter 2011.

The decline in net income during the 2012 periods is due to a significant decline in natural gas liquid (NGL) margins, primarily driven by a sharp mid-year decline in NGL prices during 2012, which led to lower results in the partnership’s midstream business. Higher expenses associated with developing businesses acquired during 2012, also contributed to the lower results for the year.

An increase in fee-based revenue partially offset the negative impacts of lower NGL prices and other factors. Fee-based revenue in Williams Partners’ midstream business increased by more than 18 percent in fourth-quarter 2012 compared with fourth-quarter 2011. For the full year, fee-based revenue in the partnership’s midstream business was up 17 percent over 2011.

There is a more detailed analysis of the partnership’s businesses later in this news release. Prior-period results throughout this release have been recast to include the results of the olefins production facility acquired from Williams in November 2012.

Distributable Cash Flow

For 2012, Williams Partners generated $1.49 billion in distributable cash flow attributable to partnership operations, compared with $1.65 billion in DCF attributable to partnership operations in 2011.

For the fourth quarter of 2012, Williams Partners generated $405 million in DCF attributable to partnership operations, compared with $444 million for the fourth quarter of 2011.

The previously noted significant decline in NGL margins was the key driver of the decline in distributable cash flow. Higher fee-based revenue in the midstream business partially offset the lower NGL margins. Although fourth-quarter 2012 distributable cash flow declined compared with fourth-quarter 2011, it increased 28 percent sequentially compared with the third-quarter 2012 amount of $316 million.

Williams Partners recently announced that it increased its quarterly cash distribution to unitholders to $0.8275 per unit, an 8.5 percent increase over the year-ago amount. As planned, the partnership’s previously strong cash distribution

Williams Partners L.P. (NYSE:WPZ) • Year-End 2012 Financial Results • Feb. 20, 2013	Page 2 of 10

coverage enabled it to continue its cash distribution growth during a period of significantly unfavorable commodity prices. Also, the partnership has issued a significant amount of additional partnership units this year to finance numerous projects that are in the early stages of development.

CEO Perspective

Alan Armstrong, chief executive officer of Williams Partners’ general partner, made the following comments:

“Our 2012 results were impacted by the significant decline in NGL margins during the year, but our fee-based business growth, including 18 percent growth in Midstream during the fourth quarter, helped mitigate our commodity exposure.

“We continue to rapidly grow our fee-based business. We are directing the vast majority of the $12 billion of our 2012-2014 growth capital to projects that serve to reduce the effect of NGL prices on our earnings. As well, our newly acquired and significantly expanding olefins business also has the effect of reducing our exposure to ethane prices.

“We expect to return our cash-distribution coverage to normal levels in 2014 as we bring into service this vast array of fee-based projects and benefit from the significant expansion of our olefins business.

“The need for reliable energy infrastructure is growing rapidly, as demand continues to grow for low-cost natural gas to serve winter heating loads and cleaner burning power generation, as well as the booming petrochemical and manufacturing sectors. We’re well positioned to help meet these demands; our focus now is executing on the wide variety of growth opportunities across our businesses,” Armstrong said.

2013-14 Guidance

Williams Partners is lowering its 2013-14 guidance for adjusted segment profit and distributable cash flow primarily to reflect sharply lower commodity margin assumptions.

Capital expenditures for 2013-14 are increasing, primarily due to increases of approximately $220 million in 2013 and $210 million in 2014 associated with a change in the forecasting presentation for Williams Partners’ Gulfstar FPS and Constitution Pipeline projects. Previous capital expenditure guidance only reflected Williams Partners’ 51-percent interest in Gulfstar and its 51-percent interest in Constitution. While Williams Partners’ interests in each project are unchanged, the new guidance reflects Gulfstar and Constitution on a fully consolidated basis with our partners non-controlling interests reflected separately. The capital increases associated with this presentation change will be fully offset by capital contributions from the partners on each project.

Williams Partners L.P. (NYSE:WPZ) • Year-End 2012 Financial Results • Feb. 20, 2013	Page 3 of 10

Earlier this month, Williams Partners announced that Marubeni Corporation agreed to acquire a 49-percent interest in the Gulfstar project. Cabot Oil & Gas (NYSE:COG) and Piedmont Natural Gas (NYSE: PNY) own 25-percent and 24-percent interests in Constitution, respectively.

The partnership’s current commodity price assumptions and the corresponding guidance for its earnings, distributable cash flow and capital expenditures are displayed in the following table:

Williams Partners L.P. (NYSE:WPZ) • Year-End 2012 Financial Results • Feb. 20, 2013	Page 4 of 10

Commodity Price Assumptions and Average NGL Margins	2013			2014
As of Feb. 20, 2013
	Low	Mid	High	Low	Mid	High
Commodity Price Assumptions
Ethane ($ per gallon)	$0.23	$0.33	$0.43	$0.30	$0.40	$0.50
Propane ($ per gallon)	$0.81	$0.96	$1.11	$1.05	$1.20	$1.35
Natural Gas - NYMEX ($/MMBtu)	$3.00	$3.50	$4.00	$3.50	$4.00	$4.50
Ethylene Spot ($ per pound)	$0.46	$0.56	$0.66	$0.46	$0.56	$0.66
Propylene Spot ($ per pound)	$0.50	$0.60	$0.70	$0.46	$0.56	$0.66
Crude Oil - WTI ($ per barrel)	$75	$90	$105	$75	$90	$105

NGL to Crude Oil Relationship (1)	40%	40%	39%	45%	44%	43%

Crack Spread ($ per pound) (2)	$0.36	$0.42	$0.48	$0.33	$0.39	$0.45
Composite Frac Spread ($ per gallon) (3)	$0.47	$0.56	$0.65	$0.52	$0.61	$0.71

Williams Partners Guidance
Amounts are in millions except coverage ratio.
	Low	Mid	High	Low	Mid	High
DCF attributable to partnership ops. (4)	$1,625	$1,800	$1,975	$2,270	$2,475	$2,680

Total Cash Distribution (5)	$1,992	$2,033	$2,073	$2,377	$2,445	$2,512

Cash Distribution Coverage Ratio (4)	0.82x	0.89x	0.95x	0.95x	1.01x	1.07x

Adjusted Segment Profit (4):
Gas Pipeline	$725	$750	$775	$775	$800	$825
Midstream	900	1,088	1,275	1,525	1,775	2,025

Total Adjusted Segment Profit	$1,625	$1,838	$2,050	$2,300	$2,575	$2,850

Adjusted Segment Profit + DD&A:
Gas Pipeline	$1,095	$1,130	$1,165	$1,165	$1,200	$1,235
Midstream	1,315	1,513	1,710	2,045	2,305	2,565

Total Adjusted Segment Profit + DD&A	$2,410	$2,643	$2,875	$3,210	$3,505	$3,800

Capital Expenditures:
Maintenance	$315	$350	$385	$350	$385	$420
Growth	3,235	3,400	3,565	1,600	1,765	1,930

Total Capital Expenditures	$3,550	$3,750	$3,950	$1,950	$2,150	$2,350

(1)	Calculated as the price of natural gas liquids as a percentage of the price of crude oil on an equal volume basis.
(2)	Crack spread is based on Delivered U.S. Gulf Coast Ethylene and Mont Belvieu Ethane.
(3)	Composite frac spread is based on Henry Hub natural gas and Mont Belvieu NGLs.
(4)	Distributable Cash Flow, Cash Distribution Coverage Ratio and Adjusted Segment Profit are non-GAAP measures. Reconciliations to the most relevant measures included in GAAP are attached to this news release.
(5)	The cash distributions in guidance are on an accrual basis and reflect an approximate 7% (low), 9% (midpoint), and 11% (high) increase in quarterly limited partner cash distributions annually through 2014.

Williams Partners L.P. (NYSE:WPZ) • Year-End 2012 Financial Results • Feb. 20, 2013	Page 5 of 10

Business Segment Performance

For its year-end 2012 results, Williams Partners’ operations are reported through two business segments, Gas Pipeline and Midstream Gas & Liquids.

Consolidated Segment Profit	Full Year		4Q
Amounts in millions	2012	2011	2012	2011

Gas Pipeline	$677	$673	$195	$176
Midstream Gas & Liquids	1,135	1,362	246	364

Total Segment Profit	$1,812	$2,035	$441	$540

Adjustments	37	11	8	2

Adjusted Segment Profit*	$1,849	$2,046	$449	$542

*	A schedule reconciling segment profit to adjusted segment profit is attached to this press release.

Key Operational Metrics	2011				2012
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	4Q Change
Fee-based Revenues (millions)									Year-over-year	Sequential
Gas Pipeline	$361	$359	$368	$384	$384	$366	$372	$392	2.1%	5.4%
Midstream Gas & Liquids	223	235	257	255	267	281	287	302	18.4%	5.2%

Total	$584	$594	$625	$639	$651	$647	$659	$694	8.6%	5.3%

NGL Margins
NGL margins (millions)	$207	$253	$234	$287	$242	$189	$167	$154	-46.3%	-7.8%
NGL equity volumes (gallons in millions)	289	308	274	317	308	295	301	279	-12.0%	-7.3%
Per-unit NGL margins ($/gallon)	$0.71	$0.83	$0.85	$0.91	$0.79	$0.64	$0.55	$0.55	-39.6%	0.0%

Gas Pipeline

Williams Partners owns two major interstate natural gas pipeline systems – Transco and Northwest Pipeline – and owns 50 percent of Gulfstream. These systems have a combined peak day delivery capacity of more than 14 billion cubic feet per day (Bcf/d), and transport approximately 14 percent of the natural gas consumed in the United States.

Gas Pipeline reported segment profit of $677 million for 2012, compared with $673 million for 2011. The increase in segment profit for the year was due to increased revenue from expansion projects placed into service, as well as higher equity earnings from Gulfstream due primarily to the partnership’s increased ownership percentage and a decrease in expenses related to the Eminence storage leak. These factors were mostly offset by higher costs and operating expenses.

For fourth-quarter 2012, Gas Pipeline reported segment profit of $195 million, compared with $176 million for the same time period in 2011. The reversal of project feasibility costs of three expansion projects from expense to capital, as well

Williams Partners L.P. (NYSE:WPZ) • Year-End 2012 Financial Results • Feb. 20, 2013	Page 6 of 10

as higher revenue from expansion projects, drove the fourth-quarter 2012 increase in segment profit. Higher costs and expenses partially offset these benefits in the fourth quarter.

Midstream Gas & Liquids

Midstream provides natural gas gathering, treating, and processing; deepwater production handling and oil transportation; and NGL fractionation, storage and transportation services; and olefin production.

The business reported segment profit of $1.14 billion for 2012, compared with segment profit of $1.36 billion for 2011. For fourth-quarter 2012, Midstream reported segment profit of $246 million, compared with $364 million for fourth-quarter 2011.

Significantly lower NGL prices, partially offset by lower natural gas prices, was the primary driver of the lower segment profit in the full-year and fourth-quarter 2012 results. Higher operating costs and selling, general and administrative (SG&A) expenses, both partially attributable to developing businesses acquired during the year, also contributed to the lower segment profit. Included in the full-year 2012 results are $25 million of acquisition and transition costs and $61 million of depreciation expense related to the Caiman (now part of Ohio Valley Midstream area) and Laser (now part of Susquehanna Supply Hub area) acquisitions of early 2012.

Higher fee-based revenues partially offset the negative impacts described above. The increase in fee-based revenues was primarily due to higher volumes in the Marcellus Shale area, including new volumes on the Ohio Valley Midstream system and Susquehanna Supply Hub gathering assets. Higher olefin margins, driven primarily by lower ethylene feedstock prices also partially offset the negative impacts.

Year-End Materials to be Posted Shortly, Q&A Webcast Scheduled for Tomorrow

Williams Partners’ year-end 2012 financial results package will be posted shortly at www.williamslp.com. The package will include the data book and analyst package, and the investor presentation with a recorded commentary from Alan Armstrong, CEO of Williams Partners’ general partner.

Williams Partners L.P. and Williams will host a joint Q&A live webcast on Thursday, Feb. 21 at 9:30 a.m. EST. A limited number of phone lines will be available at (888) 401-4690. International callers should dial (719) 325-2461. A link to the live year-end webcast, as well as replays of the webcast in both streaming and downloadable podcast formats will be available for two weeks following the event at www.williamslp.com and www.williams.com.

Williams Partners L.P. (NYSE:WPZ) • Year-End 2012 Financial Results • Feb. 20, 2013	Page 7 of 10

Form 10-K

The partnership plans to file its 2012 Form 10-K with the Securities and Exchange Commission next week. Once filed, the document will be available on both the SEC and Williams Partners websites.

Definitions of Non-GAAP Financial Measures

This press release includes certain financial measures – distributable cash flow, cash distribution coverage ratio, and adjusted segment profit – that are non-GAAP financial measures as defined under the rules of the SEC.

For Williams Partners L.P., adjusted segment profit excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes adjusted segment profit provides investors meaningful insight into Williams Partners L.P.’s results from ongoing operations.

For Williams Partners L.P. we define distributable cash flow as net income plus depreciation and amortization and cash distributions from our equity investments less our earnings from our equity investments, distributions to noncontrolling interests and maintenance capital expenditures. We also adjust for payments and/or reimbursements under omnibus agreements with Williams and certain other items.

For Williams Partners L.P. we also calculate the ratio of distributable cash flow to the total cash distributed (cash distribution coverage ratio). This measure reflects the amount of distributable cash flow relative to our cash distribution. We have also provided this ratio calculated using the most directly comparable GAAP measure, net income.

This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Neither adjusted segment profit nor distributable cash flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

About Williams Partners L.P. (NYSE: WPZ)

Williams Partners L.P. is a leading diversified master limited partnership focused on natural gas transportation; gathering, treating, and processing; storage; natural gas liquid (NGL) fractionation; and oil transportation. The partnership owns interests in three major interstate natural gas pipelines that, combined, deliver 14 percent of the

Williams Partners L.P. (NYSE:WPZ) • Year-End 2012 Financial Results • Feb. 20, 2013	Page 8 of 10

natural gas consumed in the United States. The partnership’s gathering and processing assets include large-scale operations in the U.S. Rocky Mountains and both onshore and offshore along the Gulf of Mexico. Williams (NYSE: WMB) owns approximately 70 percent of Williams Partners, including the general-partner interest. More information is available at www.williamslp.com, where the partnership routinely posts important information.

# # #

Williams Partners L.P. is a limited partnership formed by The Williams Companies, Inc. Our reports, filings, and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You typically can identify forward-looking statements by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “assumes,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “guidance,” “outlook,” “in service date,” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	Amounts and nature of future capital expenditures;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Cash flow from operations or results of operations;

•	The levels of cash distributions to unitholders;

•	Seasonality of certain business components; and

•	Natural gas, natural gas liquids, and olefins prices and demand.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this announcement. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•

Whether we have sufficient cash from operations to enable us to pay current and expected levels of cash distributions, if any, following establishment of cash reserves and payment of fees and expenses, including payments to our general partner;

•	Availability of supplies, market demand, volatility of prices, and the availability and cost of capital;

•	Inflation, interest rates and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);

•	The strength and financial resources of our competitors;

•	Ability to acquire new businesses and assets and integrate those operations and assets into our existing businesses, as well as expand our facilities;

•	Development of alternative energy sources;

•	The impact of operational and development hazards;

•	Costs of, changes in, or the results of laws, government regulations (including safety and environmental regulations), environmental liabilities, litigation and rate proceedings;

•	Our allocated costs for defined benefit pension plans and other postretirement benefit plans sponsored by our affiliates;

•	Changes in maintenance and construction costs;

•	Changes in the current geopolitical situation;

•	Our exposure to the credit risk of our customers and counterparties;

•	Risks related to strategy and financing, including restrictions stemming from our debt agreements, future changes in our credit ratings and the availability and cost of credit;

•	The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•	Risks associated with future weather conditions;

•	Acts of terrorism, including cybersecurity threats and related disruptions; and

•	Additional risks described in our filings with the Securities and Exchange Commission (SEC).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this announcement. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and

Williams Partners L.P. (NYSE:WPZ) • Year-End 2012 Financial Results • Feb. 20, 2013	Page 9 of 10

without notice, based upon changes in such factors, our assumptions, or otherwise.

Limited partner interests are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business.

Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the SEC on February 28, 2012, and our quarterly reports on Form 10-Q available from our offices or from our website.

Williams Partners L.P. (NYSE:WPZ) • Year-End 2012 Financial Results • Feb. 20, 2013	Page 10 of 10

Financial Highlights and Operating Statistics

(UNAUDITED)

Final

December 31, 2012

Reconciliation of Non-GAAP Measures

(UNAUDITED)

This press release includes certain financial measures, adjusted segment profit, distributable cash flow, and cash distribution coverage ratio that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.

For Williams Partners L.P., adjusted segment profit excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes adjusted segment profit provides investors meaningful insight into Williams Partners L.P.‘s results from ongoing operations.

For Williams Partners L.P. we define distributable cash flow as net income plus depreciation and amortization and cash distributions from our equity investments less our earnings from equity investments, distributions to noncontrolling interest and maintenance capital expenditures. We also adjust for payments and/or reimbursements under omnibus agreements with Williams and certain other adjustments. Total distributable cash flow is reduced by any amounts associated with operations which occurred prior to our ownership of the underlying assets to arrive at distributable cash flow attributable to partnership operations.

For Williams Partners L.P. we also calculate the ratio of distributable cash flow attributable to partnership operations to the total cash distributed (cash distribution coverage ratio). This measure reflects the amount of distributable cash flow relative to our cash distribution. We have also provided this ratio calculated using the most directly comparable GAAP measure, net income.

This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Neither adjusted segment profit nor distributable cash flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

	2011*					2012
(Dollars in millions, except coverage ratios)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr*	2nd Qtr*	3rd Qtr*	4th Qtr	Year
Williams Partners L.P.
Reconciliation of Non-GAAP “Distributable cash flow” to GAAP “Net income”
Net income	$342	$379	$378	$412	$1,511	$408	$243	$290	$291	$1,232
Depreciation and amortization	152	157	158	154	621	159	171	185	199	714
Non-cash amortization of debt issuance costs included in interest expense	5	5	3	4	17	4	3	4	3	14
Equity earnings from investments	(25)	(36)	(40)	(41)	(142)	(30)	(27)	(30)	(24)	(111)
Gain on sale of assets	—	—	—	—	—	—	(6)	—	—	(6)
Acquisition and transition-related costs	—	—	—	—	—	—	19	4	3	26
Allocated reorganization-related costs	—	—	—	—	—	—	8	6	11	25
Impairment of certain assets	—	—	—	—	—	—	—	6	—	6
Net reimbursements from Williams under omnibus agreements	8	2	6	15	31	6	1	4	5	16
Maintenance capital expenditures	(36)	(108)	(150)	(127)	(421)	(62)	(113)	(129)	(103)	(407)

Distributable cash flow excluding equity investments	446	399	355	417	1,617	485	299	340	385	1,509
Plus: Equity investments cash distributions to Williams Partners L.P.	30	40	50	49	169	52	46	34	40	172

Distributable cash flow	476	439	405	466	1,786	537	345	374	425	1,681
Less: Pre-partnership Distributable Cash Flow	35	42	37	22	136	62	52	58	20	192

Distributable cash flow attributable to partnership operations	$441	$397	$368	$444	$1,650	$475	$293	$316	$405	$1,489

Total cash distributed:	$276	$286	$294	$311	$1,167	$362	$373	$394	$442	$1,571

Coverage ratios:
Distributable cash flow attributable to partnership operations divided by Total cash distributed	1.60	1.39	1.25	1.43	1.41	1.31	0.79	0.80	0.92	0.95

Net income divided by Total cash distributed	1.24	1.33	1.29	1.32	1.29	1.13	0.65	0.74	0.66	0.78

*	Recast to include the results of the olefins business, which was acquired from Williams in the fourth quarter of 2012.

Reconciliation of GAAP “Segment Profit” to Non-GAAP “Adjusted Segment Profit”

(UNAUDITED)

	2011*					2012
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr*	2nd Qtr*	3rd Qtr*	4th Qtr	Year
Gas Pipeline	$175	$152	$170	$176	$673	$180	$147	$155	$195	$677
Midstream Gas & Liquids	298	362	338	364	1,362	371	244	274	246	1,135

Segment Profit	$473	$514	$508	$540	$2,035	$551	$391	$429	$441	$1,812

Adjustments:
Gas Pipeline
Loss related to Eminence storage facility leak	4	3	6	2	15	1	—	1	—	2
Gain on sale of base gas from Hester storage field	(4)	—	—	—	(4)	—	—	—	—	—

Total Gas Pipeline adjustments	—	3	6	2	11	1	—	1	—	2

Midstream Gas & Liquids

Acquisition and transition-related costs	—	—	—	—	—	—	19	4	2	25
Impairment of certain assets	—	—	—	—	—	—	—	6	—	6
Share of impairments at equity method investee	—	—	—	—	—	—	—	—	5	5
Loss due to Geismar furnace fire	—	—	—	—	—	—	—	4	1	5
Gain on sale of certain assets	—	—	—	—	—	—	(6)	—	—	(6)

Total Midstream Gas & Liquids adjustments	—	—	—	—	—	—	13	14	8	35

Total adjustments included in segment profit	—	3	6	2	11	1	13	15	8	37

Adjusted segment profit	$473	$517	$514	$542	$2,046	$552	$404	$444	$449	$1,849

*	Recast to include the results of the olefins business, which was acquired from Williams in the fourth quarter of 2012.

Consolidated Statement of Income

(UNAUDITED)

	2011*					2012
(Dollars in millions, except per- share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr*	2nd Qtr*	3rd Qtr*	4th Qtr	Year
Revenues:
Service revenues	$606	$611	$643	$657	$2,517	$673	$664	$668	$704	$2,709
Product sales	1,207	1,325	1,277	1,388	5,197	1,295	1,153	1,049	1,145	4,642

Total revenues	1,813	1,936	1,920	2,045	7,714	1,968	1,817	1,717	1,849	7,351
Costs and expenses:
Product costs	930	991	978	1,052	3,951	974	907	781	895	3,557
Operating and maintenance expenses	221	237	242	248	948	220	264	252	251	987
Depreciation and amortization expenses	152	157	158	154	621	159	171	185	199	714
Selling, general, and administrative expenses	105	102	99	100	406	126	148	134	145	553
Other (income) expense - net	(12)	—	5	20	13	6	12	10	(5)	23

Total costs and expenses	1,396	1,487	1,482	1,574	5,939	1,485	1,502	1,362	1,485	5,834

Equity earnings (losses)	25	36	40	41	142	30	27	30	24	111
General corporate expenses	31	29	30	28	118	38	49	44	53	184

Total segment profit	473	514	508	540	2,035	551	391	429	441	1,812

Reclass equity earnings (losses)	(25)	(36)	(40)	(41)	(142)	(30)	(27)	(30)	(24)	(111)
Reclass general corporate expenses	(31)	(29)	(30)	(28)	(118)	(38)	(49)	(44)	(53)	(184)

Operating income	417	449	438	471	1,775	483	315	355	364	1,517

Equity earnings (losses)	25	36	40	41	142	30	27	30	24	111
Interest incurred	(108)	(108)	(104)	(106)	(426)	(110)	(110)	(109)	(112)	(441)
Interest capitalized	2	3	3	3	11	3	5	8	20	36
Interest income	1	—	—	1	2	1	—	1	1	3
Other income (expense) - net	5	(1)	1	2	7	1	6	5	(6)	6

Net income	$342	$379	$378	$412	$1,511	$408	$243	$290	$291	$1,232

Allocation of net income for calculation of earnings per common unit:
Net income	$342	$379	$378	$412	$1,511	$408	$243	$290	$291	$1,232
Allocation of net income to general partner	106	115	115	105	441	154	146	157	130	587

Allocation of net income to common units	$236	$264	$263	$307	$1,070	$254	$97	$133	$161	$645

Net income, per common unit	$0.81	$0.91	$0.91	$1.05	$3.69	$0.85	$0.29	$0.38	$0.42	$1.89
Weighted-average number of common units outstanding (thousands)	289,845	290,213	290,477	290,477	290,255	299,269	335,920	350,519	381,689	341,981
Cash distributions per common unit	$0.7175	$0.7325	$0.7475	$0.7625	$2.9600	$0.7775	$0.7925	$0.8075	$0.8275	$3.2050

*	Recast to include the results of the olefins business, which was acquired from Williams in the fourth quarter of 2012.

Note:	The sum of net income per common unit for the quarters may not equal the total income per common unit for the year due to changes in the weighted-average number of common units outstanding.

Gas Pipeline

(UNAUDITED)

	2011					2012
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Revenues:
Northwest Pipeline GP	$110	$106	$107	$111	$434	$111	$106	$108	$113	$438
Transcontinental Gas Pipe Line	305	301	322	315	1,243	310	293	304	327	1,234
Other	1	—	—	—	1	1	—	—	1	2

Total revenues	416	407	429	426	1,678	422	399	412	441	1,674

Segment costs and expenses:
Costs and operating expenses	135	140	151	132	$558	118	129	140	150	$537
Selling, general and administrative expenses	39	36	32	34	141	43	35	38	34	150
Depreciation and amortization expenses	86	89	89	86	350	89	90	90	91	360
Other (income) expense - net	(10)	4	4	16	14	9	14	8	(9)	22

Total segment costs and expenses	250	269	276	268	1,063	259	268	276	266	1,069

Equity earnings	9	14	17	18	58	17	16	19	20	72

Reported segment profit:
Northwest Pipeline GP	56	51	50	58	215	55	50	48	53	206
Transcontinental Gas Pipe Line	111	89	102	104	406	109	84	89	123	405
Other	8	12	18	14	52	16	13	18	19	66

Total reported segment profit	175	152	170	176	673	180	147	155	195	677

Adjustments:
Transcontinental Gas Pipe Line	—	3	6	2	11	1	—	1	—	2

Total adjustments	—	3	6	2	11	1	—	1	—	2

Adjusted segment profit:
Northwest Pipeline GP	56	51	50	58	215	55	50	48	53	206
Transcontinental Gas Pipe Line	111	92	108	106	417	110	84	90	123	407
Other	8	12	18	14	52	16	13	18	19	66

Total adjusted segment profit	$175	$155	$176	$178	$684	$181	$147	$156	$195	$679

Operating statistics (Tbtu)

Northwest Pipeline GP
Throughput	176.8	142.3	132.6	186.1	637.8	191.4	140.1	145.8	180.9	658.2
Avg. daily transportation volumes	2.0	1.6	1.4	2.0	1.7	2.1	1.5	1.6	2.0	1.8
Avg. daily firm reserved capacity	2.9	2.9	2.9	2.9	2.9	2.9	2.9	2.9	2.9	2.9

Transcontinental Gas Pipe Line
Throughput	652.2	535.2	583.9	636.5	2,407.8	735.6	639.4	672.8	726.6	2,774.4
Avg. daily transportation volumes	7.2	5.9	6.3	6.9	6.6	8.1	7.0	7.3	7.9	7.6
Avg. daily firm reserved capacity	7.7	7.8	8.0	8.7	8.0	8.8	8.7	8.8	9.1	8.8

Midstream Gas & Liquids

(UNAUDITED)

	2011*					2012
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr*	2nd Qtr*	3rd Qtr*	4th Qtr	Year
Revenues:
Fee-based revenues:
Gathering & processing	$163	$172	$182	$186	$703	$197	$207	$214	$227	$845
Production handling and transportation	28	28	35	32	123	33	35	34	34	136
Other fee-based revenues	32	35	40	37	144	37	39	39	41	156
Commodity-based revenues:
NGL sales from gas processing	306	360	331	384	1,381	313	242	232	228	1,015
Olefin sales	200	232	217	201	850	235	198	151	189	773
Marketing sales	1,189	1,306	1,265	1,432	5,192	1,253	1,136	1,073	1,102	4,564
Other sales	14	15	7	17	53	20	11	7	12	50

	1,932	2,148	2,077	2,289	8,446	2,088	1,868	1,750	1,833	7,539
Intrasegment eliminations	(535)	(619)	(586)	(670)	(2,410)	(542)	(450)	(445)	(425)	(1,862)

Total revenues	1,397	1,529	1,491	1,619	6,036	1,546	1,418	1,305	1,408	5,677

Segment costs and expenses:
NGL cost of goods sold	99	107	97	97	400	71	53	65	74	263
Olefins cost of goods sold	154	173	167	164	658	161	128	74	112	475
Marketing cost of goods sold	1,175	1,294	1,256	1,431	5,156	1,260	1,159	1,061	1,098	4,578
Other cost of goods sold	7	8	7	10	32	13	5	4	7	29
Operating and maintenance expenses	112	123	124	132	491	110	144	127	130	511
Depreciation and amortization expenses	69	71	73	71	284	73	84	99	112	368
Selling, general, and administrative expenses	35	38	36	39	148	45	64	53	57	219
Other (income) expense - net	(1)	(6)	2	4	(1)	(3)	(2)	4	1	—
Intrasegment eliminations	(535)	(619)	(586)	(670)	(2,410)	(542)	(450)	(445)	(425)	(1,862)

Total segment costs and expenses	1,115	1,189	1,176	1,278	4,758	1,188	1,185	1,042	1,166	4,581

Equity earnings (losses)	16	22	23	23	84	13	11	11	4	39

Reported segment profit	298	362	338	364	1,362	371	244	274	246	1,135
Adjustments	—	—	—	—	—	—	13	14	8	35

Adjusted segment profit	$298	$362	$338	$364	$1,362	$371	$257	$288	$254	$1,170

Operating statistics
Gathering and Processing**
Gathering volumes (Tbtu)	321	337	345	374	1,377	382	402	413	419	1,616
Plant inlet natural gas volumes (Tbtu)	387	398	399	408	1,592	402	400	415	421	1,638
NGL equity sales (million gallons)	289	308	274	317	1,188	308	295	301	279	1,183
NGL margin ($/gallon)	$0.71	$0.83	$0.85	$0.91	$0.83	$0.79	$0.64	$0.55	$0.55	$0.64
NGL production (million gallons)	683	729	693	788	2,893	804	775	802	784	3,165

Petrochemical Services
Geismar ethylene sales volumes (million lbs)	272	254	270	242	1,038	284	250	263	261	1,058

Discovery Producer Services LLC (equity investment) - 100%
NGL equity sales (million gallons)	20	19	21	19	79	20	16	17	19	72
NGL production (million gallons)	83	80	76	68	307	71	62	58	69	260

Laurel Mountain Midstream, LLC (equity investment) - 100%
Gathering volumes (Tbtu)	12	13	12	15	52	15	16	22	27	80

Overland Pass Pipeline Company LLC (equity investment) - 100%
NGL Transportation volumes (Mbbls)	10,483	11,836	12,132	13,696	48,147	13,968	12,843	12,527	11,904	51,242

*	Recast to include the results of the olefins business, which was acquired from Williams in the fourth quarter of 2012.
**	Excludes volumes associated with partially owned assets that are not consolidated for financial reporting purposes.

Capital Expenditures and Investments

(UNAUDITED)

	2011***					2012
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr***	2nd Qtr***	3rd Qtr***	4th Qtr	Year
Capital expenditures:

Gas Pipeline:
Northwest Pipeline GP	$14	$22	$36	$43	$115	$21	$26	$44	$43	$134
Transcontinental Gas Pipe Line	84	77	107	118	386	62	130	135	148	475
Other	—	—	—	—	—	—	2	8	11	21

Total	98	99	143	161	501	83	158	187	202	630
Midstream Gas & Liquids	60	57	154	233	504	177	366	478	461	1,482

Total*	$158	$156	$297	$394	$1,005	$260	$524	$665	$663	$2,112

Purchase of businesses:
Gas Pipeline	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Midstream Gas & Liquids	—	—	41	—	41	(7)	—	—	—	(7)
Corporate	—	—	—	—	—	332	1,724	—	—	2,056

Total	$—	$—	$41	$—	$41	$325	$1,724	$—	$—	$2,049

Purchase of investments:
Gas Pipeline**	$8	$179	$2	$2	$191	$4	$2	$—	$—	$6
Midstream Gas & Liquids****	28	60	37	55	180	44	134	98	214	490

Total	$36	$239	$39	$57	$371	$48	$136	$98	$214	$496

Summary:
Gas Pipeline	$106	$278	$145	$163	$692	$87	$160	$187	$202	$636
Midstream Gas & Liquids	88	117	232	288	725	214	500	576	675	1,965
Corporate	—	—	—	—	—	332	1,724	—	—	2,056

Total	$194	$395	$377	$451	$1,417	$633	$2,384	$763	$877	$4,657

Cumulative summary:
Gas Pipeline	$106	$384	$529	$692	$692	$87	$247	$434	$636	$636
Midstream Gas & Liquids	88	205	437	725	725	214	714	1,290	1,965	1,965
Corporate	—	—	—	—	—	332	2,056	2,056	2,056	2,056

Total	$194	$589	$966	$1,417	$1,417	$633	$3,017	$3,780	$4,657	$4,657

Capital expenditures incurred and purchase of investments:

Increases to property, plant, and equipment	$145	$177	$342	$423	$1,087	$289	$565	$713	$739	$2,306
Purchase of businesses	—	—	41	—	41	325	1,724	—	—	2,049
Purchase of investments	36	239	39	57	371	48	136	98	214	496

Total	$181	$416	$422	$480	$1,499	$662	$2,425	$811	$953	$4,851

*Increases to property, plant, and equipment	$145	$177	$342	$423	$1,087	$289	$565	$713	$739	$2,306
Changes in related accounts payable and accrued liabilities	13	(21)	(45)	(29)	(82)	(29)	(41)	(48)	(76)	(194)

Capital expenditures	$158	$156	$297	$394	$1,005	$260	$524	$665	$663	$2,112

**	The second quarter of 2011 includes the acquisition of a 24.5 percent interest in Gulfstream Natural Gas System, L.L.C. from a subsidiary of Williams.
***	Recast to include the results of the olefins business, which was acquired from Williams.
****	The fourth quarter of 2012 includes the acquisition of the olefins business from a subsidiary of Williams.

Williams Partners L.P.

	2013 Guidance			2014 Guidance
(Dollars in millions, except coverage ratios)	Low	Midpoint	High	Low	Midpoint	High
Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net income”

Net income	$1,100	$1,290	$1,480	$1,700	$1,925	$2,150
Depreciation and amortization	785	805	825	910	930	950
Maintenance capital expenditures	(315)	(350)	(385)	(350)	(385)	(420)
Gain on sale of assets	—	—	—	—	—	—
Impairment of certain assets	—	—	—	—	—	—
Acquisition and transition-related costs	—	—	—	—	—	—
Allocated reorganization-related costs	—	—	—	—	—	—
Attributable to Noncontrolling Interests	—	—	—	(70)	(75)	(80)
Other / Rounding	55	55	55	80	80	80

Distributable cash flow	$1,625	$1,800	$1,975	$2,270	$2,475	$2,680

Total cash to be distributed *	$1,992	$2,033	$2,073	$2,377	$2,445	$2,512

Coverage ratios:
Distributable cash flow divided by Total cash to be distributed *	0.82	0.89	0.95	0.95	1.01	1.07

Net income divided by Total cash to be distributed *	0.55	0.63	0.71	0.72	0.79	0.86

* In 2013 and 2014, distributions reflect quarterly increases of $.015 in the low case, $.02 in the midpoint case, and $.025 in the high case.

Reconciliation of Non-GAAP “Adjusted Segment Profit” to GAAP “Segment Profit”
Segment Profit:
Midstream	$900	$1,088	$1,275	$1,525	$1,775	$2,025
Gas Pipeline	725	750	775	775	800	825

Total Segment Profit	1,625	1,838	2,050	2,300	2,575	2,850
Adjustments:
Midstream - Acquisition and transition-related costs	—	—	—	—	—	—
Midstream - Gain on sale of certain assets	—	—	—	—	—	—
Midstream - Impairment of certain assets	—	—	—	—	—	—
Gas Pipeline - Loss related to Eminence storage facility leak	—	—	—	—	—	—

Adjusted segment profit	$1,625	$1,838	$2,050	$2,300	$2,575	$2,850

Segment Revenues

(UNAUDITED)

	2011					2012
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Gas Pipeline revenues:

Fee-based revenues	$361	$359	$368	$384	$1,472	$384	$366	$372	$392	$1,514

Tracked revenues	50	48	61	42	201	38	33	40	$49	160

Other revenues	5	—	—	—	5	—	—	—	—	—

Total Gas Pipeline revenues	$416	$407	$429	$426	$1,678	$422	$399	$412	$441	$1,674

Midstream Gas & Liquids revenues:*

Fee-based revenues	$223	$235	$257	$255	$970	$267	$281	$287	$302	$1,137

Commodity-based revenues	1,709	1,913	1,820	2,034	7,476	1,821	1,587	1,463	$1,531	6,402

Other/Elims	(535)	(619)	(586)	(670)	(2,410)	(542)	(450)	(445)	$(425)	(1,862)

Total Midstream Gas & Liquids revenues	$1,397	$1,529	$1,491	$1,619	$6,036	$1,546	$1,418	$1,305	$1,408	$5,677

*	Recast to include the results of the olefins business, which was acquired from Williams in the fourth quarter of 2012.